                                                              Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of U.S. Bancorp of our report dated January 18, 2000, with respect to the consolidated financial statements of U.S. Bancorp included in this Annual Report (Form 10-K/A) for the year ended December 31, 1999.


                  Registration
    Form          Statement No.                        Purpose
--------------------------------------------------------------------------------------------
     S-8            33-16242        1987 Stock Option Plan
     S-8            33-52835        1988 Equity Participation Plan
     S-8            333-01099       FirsTier Financial, Inc. Omnibus Equity Plan
                                       (as assumed by U.S. Bancorp)
     S-8            333-01421       1994 & 1991 Stock Incentive Plan
     S-8            333-02623       1996 Stock Incentive Plan
     S-8            333-02621       Amended & Restated Employee Stock Purchase Plan
     S-8            333-21291       Capital Accumulation Plan
     S-8            333-32653       Employee Investment Plan
     S-8            333-32635       1997 Stock Incentive Plan
     S-8            333-51627       Piper Jaffray Companies, Inc. 1993 Omnibus Stock Plan
                                       (as assumed by U.S. Bancorp)
     S-8            333-51635       1997 Stock Incentive Plan
     S-8            333-51641       Capital Accumulation Plan
     S-8            333-76887       1999 Stock Incentive Plan
     S-8            333-82691       Bank of Commerce 1989 Stock Option Plan and 1998
                                       Stock Plan (as assumed by U.S. Bancorp)
     S-8            333-31158       Western Bancorp 1993 Stock Option Plan
                                       (as assumed by U.S. Bancorp)
     S-8            333-38846       1999 Stock Incentive Plan
     S-8            333-47968       Scripps Bank 1992 and 1995 Stock Option
                                       Plans and 1998 Outside Directors Stock Option Plan

     S-3            33-57169        Metropolitan Financial Corporation warrants
     S-3            33-61667        Warrants for settlement of Edina Realty litigation
     S-3            333-02983       Automatic Dividend Reinvestment and Common Stock Purchase Plan
     S-3            333-32701       Automatic Dividend Reinvestment and Common Stock Purchase Plan (1997
                                       DRIP)
     S-3            333-45211       Universal Shelf Registration
     S-3            333-67465       Libra Investments, Inc.
     S-3            333-83643       Universal Shelf Registration
     S-3            333-32572       Oliver-Allen Corporation, Inc.
     S-4            333-48532       Firstar Corporation



/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 10, 2001